UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2009

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Wall Street

New York, New York 10286

(Address of principal executive offices, including ZIP code)

(212) 495-1784

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 14, 2009, the Board of Directors of The Bank of New York Mellon Corporation (the “Corporation”) amended and restated the By-Laws of the Corporation to reflect certain changes: (1) Section 9 of Article Two was amended to reflect that at least 25% of regular meetings of the Board of Directors are no longer required to be held in Pittsburgh, Pennsylvania; (2) Section 1 of Article Three was amended to reflect that in the absence or disqualification of a member of a committee of the Board of Directors, specific direction for replacing “Continuing BNY Directors” and “Continuing Mellon Directors”, as such terms are defined in Article Five of the By-Laws, are no longer required, (3) Section 5 of Article Five was amended to reflect that each of the Board of Directors’ Human Resources and Compensation Committee, Executive Committee, Audit Committee, Corporate Governance and Nominating Committee and Risk Committee are no longer required to be composed of certain numbers of “Continuing BNY Directors” and “Continuing Mellon Directors”, as such terms are defined in Article Five of the By-Laws, and chaired by such directors, (4) Section 3 of Article Three and Section 7 of Article Four were amended to reflect the change of the name of the committee of the Board of Directors formerly called the “Audit and Examining Committee” to the “Audit Committee” and (5) Section 9 of Article Two and Section 4 of Article Five reference the Board of Directors’ constating document as the “Corporate Governance Guidelines” rather than “Board Policies”.

Item 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

Item No.	Description
3.1	Provisions of The Bank of New York Mellon Corporation By-Laws as amended April 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation

Dated: April 17, 2009	By:	/s/ Arlie R. Nogay
Arlie R. Nogay
Corporate Secretary

EXHIBIT INDEX

Number	Description	Method of Filing
3.1	Provisions of The Bank of New York Mellon Corporation By-Laws as amended April 14, 2009.	Filed herewith